UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 22, 2010

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Boulevard

Brea, California 92822

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on February 5, 2010, Beckman Coulter, Inc. sent a notice to customers who use our AccuTnI troponin test kits on our UniCel DxI immunoassay system. The notice alerted these DxI customers to a positive bias in troponin results obtained on our DxI system when compared with troponin results obtained on our Access system using the same test kits. The notice recommended that customers using troponin test kits on DxI systems take certain actions, among them discontinuing use of troponin test kits on DxI if an alternative methodology was available. Our February 5, 2010 letter also noted that we were continuing to work with the U.S. Food and Drug Administration (“FDA”) to resolve the issues.

FDA has indicated to us that it believes that certain modifications to our troponin test kits as used on DxI systems and as used on Access systems were made without obtaining appropriate product clearances from FDA. Based upon our discussions with FDA we believe that we will be required to impose further restrictions or conditions on the use of troponin test kits on DxI systems in the U.S., and those conditions will likely include transitioning U.S. DxI customers to some other form of troponin testing until we can obtain 510k clearance from FDA for troponin testing on DxI. Based upon our discussions with FDA, we also believe that it is likely that we will be able to continue to provide troponin test kits with appropriate additional notices and precautions to U.S. customers who currently use Access systems for troponin testing. We are continuing to work to resolve these matters with FDA and expect to update customers when resolution is reached. We expect to seek 510k clearance for our troponin test kits for both the DxI and Access systems. We cannot be certain of when we will resolve these matters with FDA.

In 2009 we recognized U.S. revenues of approximately $60 million for troponin testing. We estimate that 25 to 50% of this revenue was derived from test kits run on our DxI systems. While we are not yet able to quantify the impact on our operating results of any new restrictions on the sale of our troponin test kits, these matters may have a material adverse impact on our previously issued outlook for the full year 2010. We intend to update our outlook upon the release of our first quarter results in April 2010.

The company is committed to ensuring patient safety and regulatory compliance. Given the issues pertaining to our troponin test kits as well as our recent recall relating to sodium testing on our DxC chemistry systems, we are currently evaluating our internal processes and procedures regarding our product, quality and regulatory systems. It is possible that more of our products could be affected and the actions with respect to those products could adversely affect our operating results.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements contain words such as “expect,” “estimate,” “could,” “will,” “likely,” “possible,” “may” or the negative thereof or comparable terminology, and may include information regarding the company’s expectations, goals or intentions regarding the future.

Forward-looking statements included herein are based on management’s current expectations, estimates, forecasts and projections about Beckman Coulter and are subject to risks and uncertainties, some of which may be beyond Beckman Coulter’s control that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include that new 510(k) clearances could be lengthy and costly and require the withdrawal of product from the market until such clearances are obtained and the imposition of recalls or the initiation of enforcement actions against us by FDA, including warning letters, fines, seizures, consent orders or injunctions. In addition, our internal review could reveal failures in our processes and systems which could be significant, the loss of revenue from our products that are the subject of FDA inquiries could be more than we estimate, including the risk that foreign sales could also be adversely affected, that these issues could cause us to lose customers and there could be unanticipated costs associated with these matters or other discussions with FDA. Additional factors that could cause actual results to differ are discussed in Part I, Item 1A (Risk Factors) of the company’s Form 10-K filed with the SEC on February 23, 2009 as well as in reports the company files with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update these disclosures except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010

BECKMAN COULTER, INC.

By:	/s/ ARNOLD A. PINKSTON
Name:	Arnold A. Pinkston
Title:	Senior Vice President, General Counsel and Secretary

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